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                                                                   Exhibit 10.24


                                PROMISSORY NOTE

PRINCIPAL AMOUNT: $4,140,000.00                  DATE OF NOTE: DECEMBER 26, 2000


PROMISE TO PAY. Hyland Software, Inc. ("Borrower") promises to pay to KeyBank National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million One Hundred Forty Thousand & 00/100 Dollars ($4,140,000.00), together with interest on the unpaid principal balance from the date hereof, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 119 monthly principal payments of $17,250.00 each and one final installment of the remaining principal balance of $2,087,250.00. Borrower's first principal payment is due January 31, 2001, and all subsequent principal payments are due on the last day of each month thereafter. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date. Borrower's first interest payment is due January 31, 2001, and all subsequent interest payments are due on the last day of each month after that. Borrower's final payment, due December 31, 2010, will be for all principal and accrued interest not yet paid. This Note shall bear interest prior to maturity at a rate per annum equal to the Interest Rate (defined below), which rate shall be adjusted immediately to correspond with any change in the Index (as defined below).

"Interest Rate" means the rate determined in accordance with the following matrix:

LEVERAGE REQUIREMENT                         PRICING TIER
Less then 2.00 to 1.00                       Prime Rate plus 1/4%
Greater than or equal to 2.00 to 1.00        Prime Rate plus 1/2%
but less than 4.00 to 1.00
Greater than or equal to 4.00:1.00           Prime Rate plus 1%
but less than or equal to 5.00 to 1.00
Greater than 5.00 to 1.00                    Default Rate

The "Leverage Requirement" means the Ratio of Senior Liabilities to Adjusted Tangible Capital, as determined pursuant to the Loan Agreement (as defined below).

The initial rate as of the date of this Note shall be the Prime Rate plus 1%. The first rate determined according to the above matrix shall be based on the Borrower's balance sheet as of December 31, 2000. Subsequent interest rate adjustments under the above matrix will be calculated using the Ratio of Senior Liabilities to Adjusted Tangible Capital at each quarter end, commencing with the quarter ending December 31, 2000. Such rate changes shall be effective on the first day of the next following quarter (or such earlier date as the Lender agrees to in writing), except for the quarters ending December 31, when the effective date of the change shall be May 1. By way of example, the Interest Rate based on the December 31, 2000 balance sheet shall become effective May 1, 2001, and the Interest Rate based on the March 31, 2001 balance sheet shall be effective July 1, 2001.

Upon the maturity of this Note (whether by acceleration or otherwise), the unpaid principal amount of the Note, and accrued interest thereof, or any fees or any other sum payable hereunder, shall thereafter until paid in full bear interest at a rate per annum equal to three percent (3%) in excess of the Index in effect from time to time, which rate shall be adjusted immediately to correspond with any change in the Index, except such interest rate shall not exceed the highest rate permitted by law (the "Default Rate"). Interest on this
Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.


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VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index that is the Lender's Prime Rate (the "Index"). The interest rate will change on the date of each announced change of the Index within Lender. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, the Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day that the rate changes. The index currently is 9.50% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, which ever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment within ten (10) days after due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents.
(d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property. Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on the Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note by 3.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this
Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Ohio. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Cuyahoga County, the State of Ohio. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the

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amount then due, plus attorneys' fees as provided in this Note, plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while Lender retains such attorney. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

LOAN AGREEMENT. This Note is executed under the terms and conditions of a Business Loan Agreement of even date.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree to intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party, partner, or guarantor or collateral); or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

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NOTICE: FOR THIS NOTICE "YOU" MEANS THE BORROWER AND "HIS" MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL, IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OR ANY CLAIMS YOU MAY HAVE AGAINST THE CREDIT WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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BORROWER:

HYLAND SOFTWARE, INC.


By: /s/ Christopher Hyland
   -----------------------------------------
Christopher Hyland, Chief Financial Officer


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                       FIRST AMENDMENT TO PROMISSORY NOTE

                               (The "Amendment")

     WHEREAS, HYLAND SOFTWARE, INC. ("Borrower") executed and delivered a certain Promissory Note dated December 26, 2000, payable to the order of KEYBANK NATIONAL ASSOCIATION ("Bank"), in the original principal amount of Four Million One Hundred Forty Thousand Dollars ($4,140,000.00) (herein called the "Promissory Note"), and

     WHEREAS, Borrower and Bank have agreed to amend the Promissory Note.

     NOW, THEREFORE, for valuable consideration received to their satisfaction, Borrower and Bank hereby mutually agree as follows:

     1. The Promissory Note is amended to delete the second (including the matrix), third, and fourth paragraphs under the caption entitled "Payment" set forth on page 1 of the Promissory Note and to substitute the following:
"Interest Rate" means the Index (as defined below)."

     2. This Amendment shall be effective as of April 20, 2001. Except as herein specifically amended, all provisions of the Promissory Note are hereby confirmed and ratified and shall remain in full force and effect. All security documents securing payment of the Promissory Note and all loan agreements and other documents, including any guarantees, securing or relating to the Promissory Note (collectively, the "Related Documents"), are hereby modified as may be necessary to take into account and incorporate the changes set forth herein, and shall continue to secure payment of the Promissory Note as amended herein. Borrower reaffirms its obligation in full and reaffirms the validity and enforceability of the Related Documents without set-off, counterclaim, or defense. The terms hereof shall bind the parties hereto and their assigns, successors, and transferees.

     3. Borrower hereby represents and warrants to Bank that (a) Borrower has the legal power and authority to execute and deliver this Agreement; (b) the officials executing this Amendment have been duly authorized to execute and deliver this Amendment and bind Borrower with respect to the provisions hereof;
(c) that no event of default exists under the Related Documents and the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements or documents of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument, or document binding upon or enforceable against Borrower; (d) this Amendment constitutes a valid and binding obligation of the Borrower in every respect.

     4. In consideration of this Amendment, Borrower hereby releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, affiliates, and subsidiaries from any and all claims, demands, liability, and causes of action whatsoever, now known or unknown, arising out of or in any way related to the extension or administration of the Loans, the Agreement, or any of the other Related Documents.

     5. In consideration of this Amendment, Borrower shall pay the Bank's outside legal fees incurred in connection herewith, which fees shall be payable upon the execution of this Amendment.

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     6.   This Amendment shall be construed in accordance with the laws of the
State of Ohio, without regard to principles of conflict of laws.

     7. All defined terms not otherwise defined herein shall have the meaning ascribed thereto in the Related Documents.

     8. Borrower authorizes any attorney at law to appear before any court of record, state, or federal, in the United States of America (other than any court in which utilization of this warrant of attorney would be contrary to law) after the Promissory Note, as amended hereby, becomes due, whether by lapse of time or by acceleration of maturity, to waive the issuance and service of process, to admit the maturity and nonpayment of the indebtedness evidenced by the Promissory Note, as amended hereby, to confess judgment against Borrower in favor of Bank for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive the judgment; should any judgment be vacated for any reason the foregoing warrant of attorney nevertheless may thereafter be utilized for obtaining additional judgment or judgments. Borrower agrees that the Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Bank.

     "WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."

     IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be executed by their duly authorized representatives as of the 20th day of April, 2001.

BORROWER:                               BANK:

HYLAND SOFTWARE, INC.                   KEYBANK NATIONAL ASSOCIATION

BY: /s/ Christopher Hyland CFO          By: /s/ Emil Risseler VP
   ----------------------------            ---------------------------
   Christopher Hyland,                      Emil Risseler, Vice President
   Chief Financial Officer